                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                     Date of Report (Date of earliest event
                                   reported):
                                December 31, 1996


                              GLACIER BANCORP, INC.


             (Exact name of registrant as specified in its charter)


                                    DELAWARE
                 (State or other jurisdiction of incorporation)


            000-18911                                     81-0468393
     (Commission File Number)                  IRS Employer Identification No.


                                  P. O. Box 27
                                 202 Main Street
                            Kalispell, MT 59903-0027
               (Address of principal executive offices) (zip code)


       Registrant's telephone number, including area code: (406) 756-4200

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

         Effective December 31, 1996, Glacier Bancorp, Inc., Kalispell, Montana ("Glacier") completed its pending acquisition of Missoula Bancshares, Inc., Missoula, Montana ("Bancshares") and its wholly owned banking subsidiary, First Security Bank of Missoula. The Merger was accomplished pursuant to a Plan and Agreement of Merger dated as of August 9, 1996 (the "Merger Agreement"). The Merger Agreement was included as Appendix A to the Prospectus/Proxy Statement dated October 22, 1996, previously filed by Glacier with the Securities and Exchange Commission as part of its Registration Statement on Form S-4.

         Under the terms of the Merger Agreement, consummation of the Merger was subject to obtaining the approval of the Board of Governors of the Federal Reserve System and the shareholders of Glacier and Missoula. Glacier and Missoula applied for and received the necessary approval from the Federal Reserve, and the shareholders of Glacier and Missoula approved the Merger Agreement at their respective special meetings held on November 13, 1996.

         Pursuant to the terms of the Merger Agreement, each outstanding share of Missoula Common Stock was converted into shares of Glacier's Common Stock pursuant to an exchange formula.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA, FINANCIAL INFORMATION, AND EXHIBITS

         (a) Financial Statements - To the extent applicable, any required Financial Statements will be filed within the prescribed time period.

         (b) Pro forma Financial Information - To the extent applicable, any required Pro Forma Financial Information will be filed within the prescribed time period.


         (c)      Exhibits:

                  (2)      Plan and Agreement of Merger dated August 9, 1996 *

                  (10)     Stock Option Agreement dated August 9, 1996 *

                  (99)     Press Release issued by Glacier, dated December 31,
                           1996

*        Previously filed as part of the S-4 Registration Statement (No.
         333-13595)

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

         Dated:   December 31, 1996


                                   GLACIER BANCORP, INC.



                                   By:  /s/ Michael J. Blodnick
                                        ----------------------------------------
                                        Michael J. Blodnick
                                        Executive Vice President/Chief Operating
                                        Officer